RESTATED
                        CERTIFICATE OF INCORPORATION
                                     OF
                          ILLINOIS TOOL WORKS INC.


(Originally incorporated as Illinois Tool Works, Inc. on June 19, 1961)




A Restatement of the Certificate of Incorporation was duly adopted by the vote of the Board of Directors on April 30, 1984 in accordance with Section 245 of the Delaware General Corporation Law. As newly restated, this Restated Certificate of Incorporation hereby reads as follows:






FIRST.  The name of the corporation is Illinois Tool Works Inc.


SECOND. Its registered office in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

     To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

     To acquire, and pay for in cash, stock or bonds of this corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the obligations or liabilities of any person, firm, association or corporation.

     To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this corporation.

     To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, chooses in action and evidences of indebtedness or interest issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement and enhancement in value thereof.

     To enter into, make and perform contracts of every kind and description with any person, firm, association, corporation, municipality, county, state, body politic or government or colony or dependency thereof.

     To borrow or raise moneys for any of the purposes of the corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the corporation for its corporate purposes.

     To loan to any person, firm or corporation any of its surplus funds, either with or without security.

     To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

     To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and description in any of the states, districts, territories or colonies of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, colony or country.

     In general, to carry on any other business in connection with the foregoing, and to have and exercise all the powers conferred by the laws of Delaware upon corporations formed under the General Corporation Law of the State of Delaware, and to do any or all of the things hereinbefore set forth to the same extent as natural persons might or could do.

     The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any clause in this Certificate of Incorporation, but the objects and purposes specified in each of the foregoing clauses of this Article shall be regarded as independent objects and purposes.

FOURTH.

     (1) Authorized Shares. The total number of shares of stock of all classes which the corporation shall have authority to issue is fifty million three hundred thousand (50,300,000), of which three hundred thousand (300,000) shall be shares of Preferred Stock without par value and fifty million (50,000,000) shall be shares of Common Stock without par value. Each share of the Company's Common Stock with a par value of $3.33-1/3 per share represented by a stock certificate issued prior to May 1, 1984 shall be deemed converted into one share of the Company's Common Stock without par value, and the holder of record thereof shall receive a certificate for an equal number of shares of the Company's Common Stock without par value.

(2) Preferred Stock.

          (a) The Preferred Stock shall be issuable in series, and in connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate of each series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of each series, the preferences of the shares of each series in the event of liquidation or dissolution of the corporation, the provisions, if any, respecting the redemption of the shares of each series and subject to requirements of the laws of the State of Delaware, the voting rights, if any, (provided that such shares shall not have more than one vote per share) including any special voting rights in the event of default in the payment of preferred dividends, the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

          (b) Preferred Stock of any series redeemed, converted, exchanged, purchased, or otherwise acquired by the corporation shall constitute authorized but unissued Preferred Stock.

          (c) All shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical; and all series of Preferred Stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of such series.

     (3) Common Stock.

          (a) After dividends to which the holders of Preferred Stock may then be entitled under the resolutions creating any series thereof have been declared and after the corporation shall have set apart the amounts required pursuant to such resolutions for the purchase or redemption of any series of Preferred Stock, the holders of Common Stock shall be entitled to have dividends declared in cash, property, or other securities of the corporation out of any net profits or net assets of the corporation legally available therefor.

          (b) In the event of the liquidation or dissolution of the corporation's business and after the holders of Preferred Stock shall have received amounts to which they are entitled under the resolutions creating such series, the holders of Common Stock shall be entitled to receive ratably the balance of the corporation's net assets available for distribution.

          (c) Each share of Common Stock shall be entitled to one vote, but shall not be entitled to vote for the election of any directors who may be elected by vote of the Preferred Stock voting as a class.


     (4) Preemptive Rights. Unless otherwise provided by the Board of Directors, no holder of any shares of the corporation shall have any preemptive right to subscribe for or to acquire any additional shares of the corporation of the same or of any other class, whether now or hereafter authorized, or any options or warrants giving the right to purchase any such shares, or any bonds, notes, debentures or other securities convertible into any such shares.

FIFTH. The minimum amount of capital with which the corporation will commence business is one thousand dollars ($1,000).

SIXTH. Names and places of residence of original incorporators - OMITTED.

SEVENTH. The corporation is to have perpetual existence.

EIGHTH. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

NINTH.

     (a) Except as provided in any certificate ("Certificate of Rights of Preferred Stock") filed pursuant to Section 151(g) of the Delaware General Corporation Law (or any amendment or replacement of such Section) designating the number of shares of Preferred Stock to be issued and the rights,preferences, privileges and restrictions granted to and imposed on the holders of such designated Preferred Stock, as permitted by Article FOURTH hereof, the authorized number of Directors of the corporation shall be not less than three nor more than twenty. The initial number of Directors is fixed at thirteen. The exact number of Directors within such range may be changed from time to time by an amendment to the By-Laws duly adopted as provided in Subsection (a) (1) of Article ELEVENTH. No reduction in the number of Directors shall have the effect of removing any Director prior to the expiration of his term.

     (b) Except as provided in any Certificate of Rights of Preferred Stock, any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of directors, shall be filled only by the Board of Directors, acting by a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next annual election of directors, and until their successors shall be elected and qualified.

     (c) In furtherance and not in limitation of the powers conferred by statute and subject to the limitations imposed by other Articles of this Certificate of Incorporation, the Board of Directors is expressly authorized to make, alter or repeal the By-Laws of the corporation.

TENTH.

     (a) Meetings of stockholders may be held outside the State of Delaware, if the By-Laws so provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation. Elections of directors need not be by ballot unless the By-Laws of the corporation shall so provide.

     (b) No action shall be taken by the stockholders except at an annual or special meeting of stockholders and no action may be taken by written consent of the stockholders. Special meetings of the stockholders of the corporation for any purpose or purposes may be called at any time but only by the chairman, the president, or by a majority of the Board of Directors; provided, however, that if and to the extent that any special meeting of stockholders may be called by any other person or persons specified in any Certificate of Rights of Preferred Stock, then such special meeting may also be called by such person or persons in the manner, at the times and for the purposes so specified.

ELEVENTH.

     (a) New By-Laws of the corporation may be adopted or the By-Laws of the corporation may be amended or repealed either by the affirmative vote of a majority of the Directors of the corporation or by the affirmative vote of the holders of a majority of the voting power of the corporation; provided, however, that any By-Law fixing the number of Directors may be adopted, amended or repealed only by (1) the affirmative vote of a majority of the Directors of the corporation; provided, however, that if there is a Substantial Shareholder (as defined in Article FIFTEENTH), such By-Law also must be adopted, amended or repealed by not less than two-thirds of the Continuing Directors (as defined in Article FIFTEENTH), or (2) the affirmative vote of the holders of not less than 66-2/3% of the voting power of the Corporation; provided, however, that if there is a Substantial Shareholder, such By-Law also must be adopted, amended or repealed by the affirmative vote of the holders of a majority of the voting power of the corporation held by stockholders other than the Substantial Stockholder.

     (b) The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in Articles NINTH, TENTH, FIFTEENTH, and this Article ELEVENTH may not be repealed or amended in any respect, nor may any cumulative voting provision be adopted, nor may any other provision be amended, adopted or repealed which would have the effect of modifying or permitting circumvention of such provisions, unless such repeal, amendment or adoption is approved by the affirmative vote of the holders of not less than 66-2/3% of the voting power of the corporation; provided, however, that if there is a Substantial Shareholder, such repeal, amendment or adoption also must be approved by the affirmative vote of a majority of the voting power of the corporation held by stockholders other than the Substantial Stockholder.

TWELFTH. No contract or other transaction between the corporation and any person, firm, association or corporation and no other act of this corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the corporation are, directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act or related to or interested in such person, firm, association or corporation as director, stockholder, officer, employee, member or otherwise. Any director of the corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors, or of any committee of directors having the powers of the full Board, at which action upon any such contract, transaction or other act is taken, and if such fact shall be so disclosed or known, any director of this corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors or of such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so related or interested. Any director of the corporation may vote upon any contract or other transaction between the corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

THIRTEENTH.

     (a) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and
     (b) of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified by the corporation against expenses (including attorneys's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under paragraphs (a) and (b) of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in said paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel (compensated by the corporation) in a written opinion or
     (iii) by the stockholders.

     (e) Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by corporation as authorized in this Article.

     (f) The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any by-law, agreement, vote of stockholder or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (g) The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article or of applicable law.

FOURTEENTH. Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stock holders, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders, of this corporation, as the case may be, and also on this corporation.

FIFTEENTH.

     (a) Definitions.  For the purpose of this Article  FIFTEENTH:

          (1) Except as provided in this Subsection and Subsection (a) (9) below, "Affiliate" and "Associate" shall have the meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 2, 1984. No relative or spouse of a person (and no relative of such spouse) who is a director or officer of the corporation shall be an Affiliate or Associate of such person or of the corporation solely as a result of such person being a director or officer of the corporation.

          (2) Except as provided in Subsection (a) (9) below, a Person (as defined in Subsection (a) (7) below) shall be the "Beneficial Owner" of (or shall "Beneficially Own") any Voting Stock (A) which such Person beneficially owns, directly or indirectly, as determined under Rule 13d-3 of the General Rules and Regulations under the Security Exchange Act of 1934, as in effect on March 2, 1984 or (B) which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants, options or otherwise.

          (3) The term "Business Combination" shall mean any of the following transactions:

               (A) any merger or consolidation of the corporation or any Subsidiary with or into (i) any Substantial Stockholder irrespective of which entity is the survivor or (ii) any other corporation which is, or after such merger or consolidation would be, an Affiliate or Associate of such Substantial Stockholder; or

               (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Stockholder of any Properties or assets of the corporation (including without limitation any securities of a Subsidiary) or any Subsidiary having an aggregate Fair Market Value of more than one percent of the total gross assets of the corporation on a consolidated basis as of the end of the preceding fiscal year; or

               (C) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with the corporation or a Subsidiary of any properties or assets of a Substantial Stockholder having an aggregate Fair Market Value of more than one percent of the total gross assets of the corporation on a consolidated basis as of the end of the preceding fiscal year; or

               (D) the issuance, transfer or delivery by the corporation of stock or other securities of the corporation or of any Subsidiary (in one transaction or a series of transactions) to or with any Substantial Stockholder (except any issuance, transfer or delivery made to security holders generally); or

               (E) the issuance, transfer or delivery by a Substantial Stockholder of stock or other securities of such Substantial Stockholder (in one transaction or a series of transactions) to or with the corporation or a Subsidiary (except any issuance, transfer or delivery made to security holders of the Substantial Stockholder generally); or

               (F) the adoption of any plan or proposal for the liquidation of the corporation proposed by or on behalf of a Substantial Stockholder; or

               (G) any reclassification of securities (including any reserve stock split), or recapitalization of the corporation, or any merger or consolidation of the corporation with an; of its Subsidiaries or any other transact on (whether or not with or into or otherwise involving a Substantial Stockholder), which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or any Subsidiary which is directly or indirectly owned by any Substantial Stockholder; or

               (H) any agreement, arrangement, contract or understanding which provides, in whole or in part, for any of the transactions described in this Subsection (3).

          (4) "Common Stock" means the issued and outstanding shares of common stock of the corporation.

          (5) "Continuing Director" means any member of the Board of Directors of the corporation who is not an Affiliate or Associate of a Substantial Stockholder and who either (A) was a member of the Board of Directors prior to the time that the Substantial Stockholder became a Substantial Stockholder, or (B) was designated a Continuing Director by not less than two-thirds of the then Continuing Directors at the time of such director's initial election to the Board of Directors.


          (6) "Fair Market Value" means: (A) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price, or if none, the highest closing bid quotation, with respect to a share of such stock during the 3O-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Continuing Directors in good faith; and (B) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

          (7) "Person" includes a natural person, corporation, partnership, association, joint stock company, trust, unincorporated association or other entity. Except as provided in Subsection
          (a) (9) below, when two or more persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of common stock, such syndicate or group shall be deemed a "Person".

          (8) "Subsidiary" means any corporation of which a majority of any class of equity security is beneficially owned, directly or indirectly, by the corporation.

          (9) "Substantial Stockholder" means any Person (other than the corporation 01 any Subsidiary) which, together with any and all Affiliates or Associates of such Person after March 2, 1984, became and then is the Beneficial Owner, directly or indirectly, of more than 10% of the voting power of the outstanding Voting Stock, excluding Voting Stock Beneficially Owned by such person on March 2, 1984. In determining whether a Person is a Substantial Stockholder, or whether a Person is an

          Affiliate or Associate of a Substantial Stockholder, or whether a Person is included within the definition of another Person, (A) no trust which was in existence on March 2, 1984 and was a stockholder of the corporation on that date ("Stockholder-Trust") shall be an Affiliate or Associate of any other Stockholder-Trust, (B) no trustee or successor trustee of any Stockholder-Trust shall be an Affiliate or Associate of such trust or of any other Stockholder-Trust or of any other trustee or successor trustee of any Stock- holder-Trust or Stockholder-Trusts (including a trustee and himself, herself or itself if trustee of more than one such trust) by reason of such trusteeship, (C) no trustee or successor trustee of any Stockholder-Trust shall be the Beneficial Owner of any Voting Stock Beneficially Owned by such trust by reason of such trusteeship, and (D) no two or more Stockholder-Trusts, no two or more trustees or successor trustees of any Stockholder-Trust or Stockholder-Trusts (including a trustee and himself, herself or itself if trustee of more than one such trust) by reason of such trusteeship, and no trustee or successor trustee of any Stockholder-Trust or Stockholder-Trusts by reason of such trusteeship and any such trust or trusts shall be deemed a Person. Except as set forth in the immediately preceding sentence, "Substantial Stockholder" shall include any and all Affiliates and Associates of a Substantial Stockholder, and any Person with which a Substantial Stockholder or its Affiliates or Associates have any understanding, agreement, or arrangement, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock, and the shares of Voting Stock Beneficially Owned by a Substantial Stockholder shall include any shares Beneficially Owned by any such Affiliate or Associate and any such Person. For the purposes of determining whether a Person is a Substantial Stockholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed Beneficially Owned by a Substantial Stockholder or its Affiliates or Associates but shall not include any other shares which may be issuable to any other Person pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (10) "Voting Stock" means the then outstanding shares of all classes of capital stock of the corporation which are entitled to vote for the election of directors of the corporation generally, but not including those which are entitled to vote for the election of one or more directors only in the event of certain contingencies such as dividend arrearages.

     (b) Supermajority Vote Required. In addition to any affirmative vote required by law or this Certificate, and except as provided in Section (c) below, any Business Combination shall require (1) the affirmative vote of the holders of not less than 66-2/3% of the voting power of the Voting Stock, voting together as a single class, and (2) the affirmative vote of the holders of a majority of the voting power of the Voting Stock held by stockholders other than the Substantial Stockholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

     (c) Supermajority Vote Not Required. The provisions of Section (b) above shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Certificate, if any of the conditions set forth in Subsections (c)
     (1) through (4) below are satisfied with respect to such Business Combination.

          (1) The Business Combination shall have been approved in writing by not less than two-thirds of the Continuing Directors.

          (2) The Business Combination shall have been approved by a duly adopted resolution of the Board of Directors prior to the Substantial Stockholder becoming a "Substantial Stockholder".

          (3) The Business Combination is solely between the corporation and another corporation of which more than 50% of the outstanding shares of all classes of stock entitled to vote in an election of directors is owned by the corporation and its Subsidiaries.

          (4) All of the conditions set forth in this Subsection (c) (4) are satisfied with respect to such Business Combination.

               (A) The aggregate of the cash and the Fair Market Value of the property, securities or other consideration (including without limitation Common Stock of the corporation retained by stockholders of the corporation other than the Substantial Stockholder or other parties to such Business Combination in the event of a Business Combination in which the corporation is the surviving corporation) to be received per share by holders of Common Stock to the corporation in the Business Combination is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees and with appropriate adjustments for recapitalizations and stock splits, stock dividends and like distributions) paid by the Substantial Stockholder in acquiring any of its holdings of the corporation's Common Stock, without regard to whether such holdings were acquired before or after the Substantial Stockholder became a Substantial Stockholder. For purposes of this Subsection (c)
               (4) (A), if the consideration paid in any such acquisition of Common Stock consisted, in whole or in part, of consideration other than cash, then such other consideration shall be valued at the Fair Market Value thereof at the time of the consummation of the Business Combination.

               (B) After becoming a Substantial Stockholder and prior to the consummation of any Business Combination, such Substantial Stockholder shall not have (i) acquired any newly issued shares of capital stock, directly or indirectly, from the corporation (except upon conversion of convertible securities acquired by it prior to becoming a Substantial Stockholder or upon compliance with the provisions of this Article
               FIFTEENTH or as a result of a pro rata stock dividend or stock split), (ii) acquired any additional shares of Voting Stock or securities convertible into Voting Stock except as part of the transaction pursuant to which the Substantial Stockholder became a Substantial Stockholder, (iii) received the benefit, directly or indirectly (except proportionally as a stockholder) of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the corporation or (iv) initiated any proposals that result in any major changes in the corporation's business or capital structure.

               (C) A proxy statement responsive to the requirements of the Securities Exchange Act of 1934 or any successor or amendatory statute (whether or not the corporation is then subject to such requirements) shall be mailed to stockholders of the corporation for the Purpose of soliciting stockholder approval of any Business Combination and shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which the Continuing Directors, or any of them, may choose to state and, if deemed advisable by a majority of the Continuing Directors, an opinion of an investment banking firm as to the fairness (or lack thereof) of the terms of such Business Combination, from the point of view of the remaining stockholders of the corporation (such investment banking firm to be selected by a majority of the Continuing Directors and to be paid a reasonable fee for its services by the corporation.

     (d) Acts of Continuing Directors. A majority of the Continuing Directors shall have the power and shall use their best efforts to determine, for purposes of this Article FIFTEENTH and on the basis of information known to them:

          (1) Whether the proposed Business Combination is within the scope of this Article FIFTEENTH;

          (2) Whether a stockholder is a Substantial Stockholder;

          (3) The per share value proposed to be paid to (or retained by) the holders of Common Stock of the corporation in the Business Combination, within the meaning of Subsection (c) (4) above;

          (4) The highest price per share paid by a Substantial Stockholder within the meaning of Subsection (c) (4) above; and

          (5) Whether all of the conditions of Subsection (c) (4) have been satisfied.

     (e) Fiduciary Obligations.

          (1) Nothing contained in this Article FIFTEENTH shall be construed to relieve any Substantial Stockholder from any fiduciary obligation imposed by law. In addition, nothing contained in this Article FIFTEENTH shall prevent any stockholder of the corporation from objecting to any Business Combination and from demanding any appraisal; rights which may be available to such stockholder under Section 262 of the Delaware General Corporation Law.

          (2) The fact that any Business Combination complies with the provisions of Subsection (c) (4) above shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors or any member thereof to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors or any member thereof with respect to evaluations of or actions and responses taken with respect to such Business Combination.

                          CERTIFICATE OF AMENDMENT
                                     OF
                        CERTIFICATE OF INCORPORATION
                          ILLINOIS TOOL WORKS INC.



     ILLINOIS TOOL WORKS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Illinois Tool Works Inc. held on February 20, 1987, resolutions were adopted setting forth proposed amendments of the Certificate of Incorporation, declaring the amendments to be advisable and directing that the amendments be considered at the Annual Meeting of Stockholders of the corporation to be held May 4, 1987. The resolutions setting forth the proposed amendments are as follows:

     " RESOLVED:   That Paragraph 1 of Article Fourth of the Certificate of
Incorporation is hereby amended to read as follows:

     FOURTH:   (1)    Authorized Shares.   The total number of shares of
stock of all classes which the corporation shall have authority to issue is eighty million three hundred thousand (80,300,000), of which three hundred thousand (300,000) shall be Preferred Stock without par value and eighty million (80,000,000) shall be shares of Common Stock without par value."


     " RESOLVED:   That the previous ARTICLE THIRTEENTH of the Certificate of
Incorporation is hereby repealed and a new ARTICLE THIRTEENTH is hereby adopted, to read as follows:

THIRTEENTH:   No director of the corporation shall be personally
liable to the corporation or to any of its stockholders for monetary damages for any breach of fiduciary duty as a director provided, however, that the foregoing shall not limit or eliminate liability for breach of a director's duty of loyalty, for failure of a director to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for obtaining an improper personal benefit, or for acting to pay a dividend or approving a stock repurchase that is illegal under Section 174 of the General Corporation Law of the State of Delaware. This Article shall apply to acts or omissions occurring subsequent to May 4, 1987, and any repeal or modification of this Article shall not adversely affect any right or protection existing at the time of such repeal or modification."

     SECOND:   That thereafter, pursuant to the resolution of its Board of
Directors, the stockholders of the corporation, at a regular meeting held on May 4, 1987, adopted said amendments by voting the necessary number of shares as required by statute in favor of the amendments.

     THIRD:   That said amendments were duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH:   That the capital of the corporation will not be reduced under or by reason of the aforesaid amendments.

     FIFTH:   That these amendments to the Certificate of Incorporation shall become effective upon filing with the Delaware Department of State.

     IN WITNESS WHEREOF, ILLINOIS TOOL WORKS INC. has caused this certificate to be signed by John D. Nichols, its Chairman and Chief Executive Officer, and Arthur M. Wright, its Secretary, this 4th day of May, 1987.

                                        ILLINOIS TOOL WORKS INC.
                                        By: /s/ John D. Nichols
                                             John D. Nichols
                                             Chairman and
                                             Chief Executive Officer

ATTEST:

By: /s/  Arthur M. Wright
    Arthur M. Wright
    Secretary

                           CERTIFICATE OF AMENDMENT
                                      OF
                                   RESTATED
                         CERTIFICATE OF INCORPORATION
                           ILLINOIS TOOL WORKS INC.





     ILLINOIS TOOL WORKS INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

     FIRST: That at a meeting of the Board of Directors of Illinois Tool Works Inc. held on February 22, 1991, resolutions were adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of said corporation, declaring said amendment to be advisable and directing that the amendment be considered at the Annual Meeting of Stockholders of the corporation to be held May 10, 1991. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED: That the Restated Certificate of Incorporation of this corporation be amended by changing the FOURTH Article thereof so that, as amended said Article shall be and read as follows:

          FOURTH: (1) Authorized shares. The total number of shares of stock of all classes which the corporation shall have authority to issue is one hundred fifty million three hundred thousand (150,300,000), of which three hundred thousand (300,000) shall be shares of Preferred Stock without par value and one hundred fifty million (150,000,000) shall be shares of Common Stock without par value."

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of the Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, ILLINOIS TOOL WORKS INC. has caused this certificate to be signed by John D. Nichols, its Chairman and Chief Executive Officer, and Arthur M. Wright, its Secretary, this 11th day of June, 1991.

                                              ILLINOIS TOOL WORKS INC.

                                              By:   John D. Nichols
                                                    Chairman and Chief
                                                    Executive Officer

ATTEST:


By:
    Arthur M. Wright
    Secretary